Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Third Quarter 2010 Results

ONEONTA, Alabama (Nov. 2, 2010) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia, today announced results for its third quarter ended September 30, 2010.  Key highlights for Otelco include:

●	Total revenues of $26.1 million for third quarter 2010.
●	Operating income of $6.7 million for third quarter 2010.
●	Adjusted EBITDA (as defined below) of $12.7 million for third quarter 2010.

“Otelco continues to deliver consistently positive financial results for its shareholders, as we grow our competitive base of customers,” said Mike Weaver, President and Chief Executive Officer of Otelco.   “Adjusted EBITDA for the quarter was $12.7 million, bringing the total for the year to $37.9 million.  Our successful rollout of the hosted PBX product was a key driver in CLEC voice line growth for the quarter, more than offsetting the decline in RLEC voice lines. We continued to upgrade cable services by adding Video on Demand in Alabama and expanded our wireless data offerings in Missouri. While the malaise in the economy impacts our local markets, we continue to focus on areas where we see opportunities for growth,” Weaver concluded.

“Our marketing and expansion efforts into northeastern Maine have proven successful and we plan to continue to increase our sales presence and service capability in this area.  In addition, OTT Communications is open for business in New Hampshire, with sales resources, network facilities and support capability in market,” added Weaver.

“Our cash position has increased $5.8 million during 2010 while we made capital investments in the business of $6.4 million, including $2.4 million during third quarter. These investments include expanding our technology infrastructure in New England to support additional customers and to control costs while also expanding our capability to offer new services in Alabama and Missouri,” said Weaver.  “We have notified our senior lenders that we plan to make a $7.5 million voluntary prepayment in early November, reducing our principal balance due in October 2013 to $161.0 million. We remain committed to building value for and returning cash to our shareholders, as evidenced by our twenty-third consecutive IDS dividend.”

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting.  For this quarter, the Board is meeting on November 16, 2010.  The scheduled interest and any dividend declared will be paid on December 30, 2010, to holders of record as of the close of business on December 15, 2010.  The interest payment will cover the period from September 30, 2010 through December 29, 2010.  Currently, it is anticipated that the Company’s dividends in 2010 will continue to be treated as a return of capital for tax purposes.  The Company has made twenty-three successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

Third Quarter 2010 Financial Summary
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Change
	2009	2010	Amount	Percent
Revenues	$26,403	$26,145	$(258)	(1.0)%
Operating income	$6,209	$6,728	$519	8.4%
Interest expense	$(6,469)	$(6,321)	$(148)	(2.3)%
Net income (loss) available to stockholders	$(1,595)	$63	$1,658	*
Basic net income (loss) per share	$(0.13)	$0.00	$0.13	*
Diluted net income (loss) per share	$(0.13)	$0.00	$0.13	*

Adjusted EBITDA(a)	$12,784	$12,671	$(113)	(0.9)%
Capital expenditures	$2,815	$2,357	$(458)	(16.3)%

* Not a meaningful calculation

	Nine Months Ended September 30,		Change
	2009	2010	Amount	Percent
Revenues	$77,700	$78,450	$750	1.0%
Operating income	$16,390	$19,608	$3,218	19.6%
Interest expense	$(19,515)	$(18,489)	$(1,026)	(5.3)%
Net income (loss) available to stockholders	$(2,918)	$95	$3,013	*
Basic net income (loss) per share	$(0.23)	$0.01	$0.24	*
Diluted net income (loss) per share	$(0.23)	$0.01	$0.24	*

Adjusted EBITDA(a)	$36,637	$37,891	$1,254	3.4%
Capital expenditures	$6,392	$6,444	$52	0.8%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Net income (loss)	$(1,595)	$63	$(2,918)	$95
Add: Depreciation	3,417	3,264	10,594	10,164
Interest expense - net of premium	5,662	5,979	17,332	17,470
Interest expense - caplet cost	469	-	1,169	-
Interest expense - amortize loan cost	338	342	1,014	1,019
Income tax expense (benefit)	(144)	136	(1,109)	137
Change in fair value of derivatives	1,509	359	1,170	1,421
Loan fees	19	19	57	57
Amortization - intangibles	3,109	2,509	9,328	7,528
Adjusted EBITDA	$12,784	$12,671	$36,637	$37,891

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

Otelco Inc. - Key Operating Statistics

	At and for the		At and for the
	Year Ended		Three Months Ended			% Change
	December 31,		March 31,	June 30,	Sept. 30,	June 30-Sept. 30
	2008	2009	2010	2010	2010	2010
Otelco access line equivalents(1)	100,043	100,356	100,522	100,126	100,872	0.7%

RLEC and other services:
Voice access lines	51,530	48,215	47,552	46,788	46,359	(0.9)%
Data access lines	18,709	20,066	20,614	20,703	20,890	0.9%
Access line equivalents(1)	70,239	68,281	68,166	67,491	67,249	(0.4)%
Cable television customers	4,082	4,195	4,239	4,205	4,248	1.0%
Additional internet customers	11,864	9,116	8,528	8,048	7,483	(7.0)%
RLEC dial-up	1,183	786	656	551	447	(18.9)%
Other dial-up	9,213	6,439	5,765	5,340	4,804	(10.0)%
Other data lines	1,468	1,891	2,107	2,157	2,232	3.5%
Revenues (dollars in millions)	$54.4	$61.3	$14.7	$14.4	$14.5	0.7%

CLEC:
Voice access lines	26,558	28,647	28,889	29,070	30,118	3.6%
Data access lines	3,246	3,428	3,467	3,565	3,505	(1.7)%
Access line equivalents(1)	29,804	32,075	32,356	32,635	33,623	3.0%
Wholesale network connections	98,187	132,324	137,318	142,837	145,300	1.7%
Revenues (dollars in millions)	$22.7	$42.5	$11.1	$12.1	$11.6	(4.1)%

 (1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR THIRD QUARTER 2010:

Revenue
Total revenues decreased 1.0% in the three months ended September 30, 2010, to $26.1 million from $26.4 million in the three months ended September 30, 2009.  Continued CLEC growth in New England and gains in cable television revenue produced positive results which were offset by declines in RLEC subscribers.  Local services revenue grew 0.2%, remaining at $12.4 million.  Expansion of CLEC revenue produced a $0.3 million increase, offset by $0.3 million in lower RLEC basic service and toll revenues. Network access revenue decreased 5.2% in the third quarter to $8.1 million from $8.5 million in the quarter ended September 30, 2009. Access revenue related to RLEC subscriber usage and lower NECA settlements accounted for the decline.  Cable television revenue in the three months ended September 30, 2010, increased 16.8% to $0.7 million from $0.6 million in third quarter 2009.  Growth in IPTV and digital family packages of $0.2 million was partially offset by a $0.1 million decrease in basic cable.  Internet revenue for the third quarter 2010 increased 0.6%, remaining at $3.5 million for both periods. Growth in broadband data lines was offset by the loss of dial-up subscribers.  Transport services revenue increased 2.4%, holding at $1.4 million in both periods.

Operating Expenses
Operating expenses in the three months ended September 30, 2010, decreased 3.8% to $19.4 million from $20.2 million in the three months ended September 30, 2009.  Cost of services and products decreased 1.0% to $10.3 million in the quarter ended September 30, 2010, from $10.4 million in the same period last year.   An increase of $0.1 million in digital/circuit and reciprocal compensation expenses primarily related to growth from network connections was more than offset by a decrease of $0.2 million in toll charges correlated with lower long distance cost.  Selling, general and administrative expenses increased 2.6% to $3.3 million in the three months ended September 30, 2010, from $3.2 million in the three months ended September 30, 2009. An increase for due diligence and accrued salary expenses of $0.3 million was partially offset by lower uncollectible reserves and continued benefits from integrated systems and process improvements offset of $0.2 million.  Depreciation and amortization for third quarter 2010 decreased 11.5% to $5.8 million from $6.5 million in the third quarter 2009.  Amortization of intangible assets associated with the Country Road acquisition decreased $0.6 million, including a covenant not to compete and contract and customer base intangible assets. The remaining decrease of $0.1 million reflected lower depreciation of plant assets in Alabama partially offset by an increase in depreciation in Missouri.

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

Interest Expense
Interest expense decreased 2.3% to $6.3 million in the quarter ended September 30, 2010, from $6.5 million a year ago. A decrease of $0.4 million reflects the interest rate caplet expense present in third quarter 2009 that was fully expensed in 2009. This decline was partially offset by increased interest costs associated with an interest rate swap in effect during 2010 and the interest cost associated with the additional IDS units issued in the Class B conversion.

Change in Fair Value of Derivatives
As a requirement of the existing senior debt, the Company has two interest rate swap agreements intended to hedge changes in interest rates on its senior debt. The swap agreements do not qualify for hedge accounting under the technical requirements of Accounting Standards Codification 815. Changes in value for the two swaps are reflected in change in the fair value of derivatives on the income statement and have no impact on cash. Over the life of the swaps, the change in value will be zero, with no impact on Adjusted EBITDA or operations. The value of the swaps declined $0.4 million in third quarter 2010 compared to a decrease of $1.5 million in the same period of 2009.

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2010, was $12.7 million compared to $12.8 million for the same period in 2009, and $12.9 million in the second quarter of 2010.  See financial tables for a reconciliation of Adjusted EBITDA to net income (loss).

Balance Sheet
As of September 30, 2010, the Company had cash and cash equivalents of $23.5 million compared to $17.7 million at the end of 2009.  Total long-term notes payable at $277.7 million did not change during third quarter, reflecting the exchange of the Class B common stock in June 2010.  The Company has notified its senior credit facility lenders that it plans to make a voluntary prepayment of $7.5 million on November 8, 2010. The third quarter distribution of $5.5 million in interest and dividends to our shareowners and $0.3 million in interest to our bond holders occurred on September 30, 2010 and also reflects the new IDSs issued in exchange for the Class B common stock.  This represents the twenty-third consecutive quarterly distribution since going public in December 2004.

Capital Expenditures
Capital expenditures invested in our business this year are slightly ahead of the pace for 2009, reflecting additions to our property, plant and equipment of $6.4 million in the nine months ended September 30, 2010. The Company is expanding its CLEC capabilities in Maine and New Hampshire; enhancing DSL and wireless broadband capacity; and expanding IPTV capability in Alabama.

Third Quarter Earnings Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, November 3, 2010, at 11:00 a.m. ET.  To participate in the call, participants should dial (913) 312-0692 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the passcode 9020410.

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 100,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

OTELCO INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2009	2010
Assets		(unaudited)
Current assets
Cash and cash equivalents	$17,731,044	$23,476,300
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $473,572 and $285,687, respectively	4,650,909	4,850,888
Unbilled receivables	2,444,979	2,450,710
Other	3,200,945	4,299,743
Materials and supplies	1,969,966	1,764,132
Prepaid expenses	1,342,249	1,085,660
Income tax receivable	389,486	-
Deferred income taxes	744,531	744,531
Total current assets	32,474,109	38,671,964

Property and equipment, net	69,028,973	64,161,637
Goodwill	188,190,078	188,190,078
Intangible assets, net	34,218,115	27,847,650
Investments	1,991,158	1,972,026
Deferred financing costs	6,964,015	6,099,849
Deferred income taxes	4,482,430	4,482,430
Prepaid expenses	-	49,671
Other assets	179,325	102,844
Total assets	$337,528,203	$331,578,149

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$3,145,728	$2,177,787
Accrued expenses	6,167,023	6,816,482
Advance billings and payments	1,665,422	1,636,601
Deferred income taxes	394,850	394,850
Customer deposits	172,109	182,359
Total current liabilities	11,545,132	11,208,079
Deferred income taxes	42,239,262	42,239,262
Interest rate swaps	1,592,813	3,014,095
Advance billings and payments	698,352	667,314
Other liabilities	165,968	225,115
Long-term notes payable	273,717,301	277,734,114
Total liabilities	329,958,828	335,087,979

Class B common convertible to senior subordinated notes	4,085,033	-

Stockholders' Equity (Deficit)
Class A Common Stock, $.01 par value-authorized 20,000,000 shares;
issued and outstanding 12,676,733 and 13,221,404 shares, respectively	126,767	132,214
Class B Common Stock, $.01 par value-authorized 800,000 shares; issued
and outstanding 544,671 and 0 shares, respectively	5,447	-
Additional paid in capital	10,340,862	3,251,990
Retained deficit	(6,988,734)	(6,894,034)
Total stockholders' equity (deficit)	3,484,342	(3,509,830)
Total liabilities and stockholders' equity (deficit)	$337,528,203	$331,578,149

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
Revenues
Local services	$12,396,806	$12,423,429	$36,315,205	$36,948,418
Network access	8,517,512	8,077,256	24,876,708	24,665,860
Cable television	614,114	717,344	1,833,164	2,081,918
Internet	3,500,870	3,520,835	10,542,696	10,559,067
Transport Services	1,373,832	1,406,363	4,132,208	4,195,118
Total revenues	26,403,134	26,145,227	77,699,981	78,450,381
Operating expenses
Cost of services and products	10,445,442	10,336,220	31,245,153	31,374,193
Selling, general and administrative expenses	3,222,825	3,307,743	10,142,354	9,775,255
Depreciation and amortization	6,525,796	5,773,298	19,922,383	17,692,899
Total operating expenses	20,194,063	19,417,261	61,309,890	58,842,347

Income from operations	6,209,071	6,727,966	16,390,091	19,608,034

Other income (expense)
Interest expense	(6,468,875)	(6,320,757)	(19,514,730)	(18,488,869)
Change in fair value of derivatives	(1,508,601)	(358,833)	(1,169,872)	(1,421,282)
Other income	29,540	150,790	267,911	533,649
Total other expenses	(7,947,936)	(6,528,800)	(20,416,691)	(19,376,502)

Income (loss) before income tax	(1,738,865)	199,166	(4,026,600)	231,532
Income tax (expense) benefit	144,251	(136,091)	1,108,652	(136,835)

Net income (loss) available to common stockholders	$(1,594,614)	$63,075	$(2,917,948)	$94,697

Weighted average shares outstanding:
Basic	12,676,733	13,221,404	12,676,733	12,906,173
Diluted	13,221,404	13,221,404	13,221,404	13,221,404
Basic net income (loss) per share	$(0.13)	$0.00	$(0.23)	$0.01
Diluted net income (loss) per share	$(0.13)	$0.00	$(0.23)	$0.01

Dividends declared per share	$0.18	$0.18	$0.53	$0.53

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Otelco Reports Third Quarter 2010 Results

November 2, 2010

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Nine months ended
	September 30,
	2009	2010
Cash flows from operating activities:
Net income (loss)	$(2,917,948)	$94,697
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	10,594,257	10,164,224
Amortization	9,328,126	7,528,676
Interest rate caplet	1,168,521	-
Amortization of debt premium	(60,759)	(68,220)
Amortization of loan costs	1,013,930	1,019,326
Change in fair value of derivatives	1,169,872	1,421,282
Provision for deferred income taxes	114,171	-
Provision for uncollectible revenue	271,536	179,634
Changes in assets and liabilities; net of assets and liabilities acquired:
Accounts receivables	1,147,822	(1,410,565)
Material and supplies	212,913	205,834
Prepaid expenses and other assets	89,204	206,918
Income tax receivable	175,644	389,486
Accounts payable and accrued liabilities	(616,048)	(306,542)
Advance billings and payments	(395,019)	(59,859)
Other liabilities	(19,216)	69,397

Net cash from operating activities	21,277,006	19,434,288

Cash flows from investing activities:
Acquisition and construction of property and equipment	(6,392,058)	(6,443,959)
Deferred charges	(6,551)	(1,041)

Net cash used in investing activities	(6,398,609)	(6,445,000)

Cash flows from financing activities:
Cash dividends paid	(6,702,823)	(6,894,819)
Direct cost of exchange of Class B shares for Class A shares	-	(194,053)
Loan origination costs	-	(155,160)
Repayment of long-term notes payable	(5,000,000)	-

Net cash used in financing activities	(11,702,823)	(7,244,032)

Net increase in cash and cash equivalents	3,175,574	5,745,256
Cash and cash equivalents, beginning of period	13,542,255	17,731,044

Cash and cash equivalents, end of period	$16,717,829	$23,476,300

Supplemental disclosures of cash flow information:
Interest paid	$17,767,703	$17,345,346

Income taxes paid (received)	$53,658	$(197,534)

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